   As Filed With The Securities And Exchange Commission on January 9, 1998

                                                      Registration No. 333-19773

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                   ---------------------------------------

                                  DYNAMEX INC.

               (Exact name of issuer as specified in its charter)

           Delaware                                     86-0712225
    (State of incorporation)                (I.R.S. employer identification no.)

       1431 Greenway Drive
            Suite 345                                      75038
           Irving, Texas                                (Zip code)
(Address of principal executive office)

                   ---------------------------------------

          Dynamex Inc. Amended and Restated 1996 Stock Option Plan
                            (Full title of the plan)


        Robert P. Capps                              Bruce H. Hallett
Vice President-Chief Financial Officer           Crouch & Hallett, L.L.P.
         Dynamex Inc.                             717 N. Harwood Street
     1431 Greenway Drive                               Suite 1400
          Suite 345                               Dallas, Texas  75201
     Irving, Texas 75038                             (214) 953-0053
       (972) 756-8184



         (Names, addresses and telephone numbers, including area codes, of agents for service)

                   ---------------------------------------


APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLANS:
Sales to the optionees of securities proposed to be registered hereunder will occur from time to time after the effective date of this Registration Statement.

                   ---------------------------------------


                        CALCULATION OF REGISTRATION FEE

                                          Proposed Maximum     Proposed Maximum
Title of Securities     Amount to be          Offering            Aggregate             Amount of
 to be Registered        Registered       Price Per Share       Offering Price       Registration Fee*
-------------------     ------------      ----------------     ----------------      ----------------
Common Stock,
$0.01 par value         1,000,000 Shs.         $11.188            $11,188,000             $3,426
-----------------------------------------------------------------------------------------------------------------

*A filing fee of $2,172 was paid with the initial filing of the Form S-8 on January 14, 1997 with respect to 630,000 shares registered thereon. An additional fee of $1,254 is being paid with respect to the 370,000 additional shares being registered in this Post-Effective Amendment No. 1. This additional fee was estimated solely for purposes of calculating the registration fee, which has been computed in accordance with Rule 457(h), based on the average high and low prices of the registrant's Common Stock on January 7, 1998, as reported on the Nasdaq National Market.

ITEMS 3 THROUGH 7.  INCORPORATION OF REGISTRATION STATEMENT BY REFERENCE.


         The Company's Registration Statement on Form S-8 (File No. 333-19773) is hereby incorporated by reference into this Registration Statement.

ITEM 8.  EXHIBITS.

          4(a) Dynamex Inc. Amended and Restated 1996 Stock Option Plan,filed as an exhibit to the Company's Form 10-K for the fiscal year ended July 31, 1997 filed on October 28, 1997, and incorporated herein by reference.

          5             Opinion of Crouch & Hallett, L.L.P. (filed herewith).

         23(a)          Independent Auditors' Consent of Deloitte & Touche
                        (filed herewith)

         23(b) Consent of Crouch & Hallett, L.L.P. (included as part of Exhibit 5).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and the State of Texas, on the 5th day of January, 1998.


                                    DYNAMEX INC.


                                    By  /s/ Robert P. Capps
                                        -----------------------------
                                        Robert P. Capps, Vice President-Chief
                                        Financial Officer



                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Dynamex Inc. hereby severally constitute and appoint Richard K. McClelland and Robert P. Capps, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement, and generally to do all things in our names and on our behalf in such capacities to enable Dynamex Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective Amendment to Registration Statement has been signed below by the following persons in the capacities and on January 5, 1998.


        NAME                                       TITLE
        ----                                       -----

/s/ Richard K. McClelland               President, Chief Executive Officer and
-------------------------------         Chairman of the Board (Principal
    Richard K. McClelland               Executive


/s/ Robert P. Capps                     Vice President-Chief Financial Officer
------------------------------          (Principal Financial Officer)
    Robert P. Capps

/s/ John J. Wellik                      Vice President, Controller and Secretary
------------------------------          (Principal Accounting Officer)
    John J. Wellik



/s/ James M. Hoak                       Director
-----------------------------
    James M. Hoak



/s/ Wayne Kern                          Director
-----------------------------
    Wayne Kern



/s/ Stephen P. Smiley                   Director
----------------------------
    Stephen P. Smiley


/s/ Brian J. Hughes                     Director
----------------------------
    Brian J. Hughes


/s/ Kenneth H. Bishop                   Director
----------------------------
    Kenneth H. Bishop


/s/ E. T. Whalen                        Director
----------------------------
    E. T. Whalen

                               INDEX TO EXHIBITS


          4(a) Dynamex Inc. Amended and Restated 1996 Stock Option Plan,filed as an exhibit to the Company's Form 10-K for the fiscal year ended July 31, 1997 filed on October 28, 1997, and incorporated herein by reference.

          5      Opinion of Crouch & Hallett, L.L.P. (filed herewith).

         23(a) Independent Auditors' Consent of Deloitte & Touche (filed herewith)

         23(b)   Consent of Crouch & Hallett, L.L.P. (included as part of
                 Exhibit 5).





                                      E-1